SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [x]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Grove Property Trust
                              --------------------
                (Name of Registrant as Specified In Its Charter)
                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------
     5)  Total fee paid:

         ---------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:

          ------------------------
      2)  Form, Schedule or Registration Statement No.:

          ------------------------
      3)  Filing Party:

          ------------------------
      4)  Date Filed:

          ------------------------

                              GROVE PROPERTY TRUST



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 18, 1999



To our Shareholders:

          The Annual Meeting of Shareholders of Grove Property Trust, a Maryland real estate investment trust (the "Company"), will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Friday, June 18, 1999, at 11:00 a.m., local time, for the purpose of acting upon the following matters, as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

          1. The election of three Trust Managers, each to serve until the annual meeting of the Company's Shareholders to be held in 2002;

          2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 1999; and

          3. The consideration of any other business which may properly come before the Annual Meeting.

          Only shareholders of record on the books of the Company at the close of business on April 23, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof.

          In order that your shares may be represented at the Annual Meeting, please date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even though you have previously sent in your proxy card.

          A copy of the Company's Annual Report for the year 1998 is enclosed.

                                        By order of the Board of Trust Managers,

                                                   Joseph R. LaBrosse
                                                   Chief Financial Officer,
                                                   Secretary and
                                                   Treasurer

Hartford, Connecticut
April 30, 1999


                             YOUR VOTE IS IMPORTANT
                  PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                              GROVE PROPERTY TRUST
                                598 ASYLUM AVENUE
                           HARTFORD, CONNECTICUT 06105

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 18, 1999

                                  INTRODUCTION


          This Proxy Statement is furnished in connection with the solicitation by the Board of Trust Managers (the "Board") of Grove Property Trust, a Maryland real estate investment trust ("Grove" or the "Company"), of proxies from the holders (the "Shareholders") of the Company's issued and outstanding common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), in connection with the Annual Meeting of Shareholders to be held on Friday, June 18, 1999, at The Hartford Club, 46 Prospect Street, Hartford, Connecticut 06103, at 11:00 a.m. local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

          This Proxy Statement and enclosed Proxy Card are being mailed to the Shareholders on or about May 5, 1999.

          At the Annual Meeting, the Shareholders will consider and vote upon proposals (the "Proposals") set forth in the accompanying Notice of Annual Meeting.

          Only the holders of the Common Shares at the close of business on April 23, 1999 (the "Record Date"), are entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 8,508,553 Common Shares were outstanding.

          A majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all votes cast at the Annual Meeting is sufficient to elect a Trust Manager (Proposal 1). The affirmative vote of a majority of the Common Shares voted is required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants (Proposal 2). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 2.

          The Common Shares represented by all properly executed proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of each of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. Grove does not know of any business other than the Proposals which may come before the Annual Meeting.

          Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. A notice of revocation need not be on any specific form.

          The By-laws of the Company provide that any shareholder who nominates anyone for election to the Board or proposes any business to be considered at an annual meeting must give written notice thereof to the Secretary of the Company at the Company's principal executive office not less than 60 nor more than 90 days prior to the date corresponding to the date on which the preceding year's annual meeting was held. The shareholder must be a shareholder of record at the time of giving the notice and be entitled to vote at the relevant annual meeting. The notice must contain, in the case of nominations to the Board, information about the nominee required to be included in a proxy statement prepared in accordance with the rules of the Securities and Exchange Commission and the nominee's written consent to serve if elected, and in the case of other business proposed for the annual meeting, a brief description of the business and the reason(s) therefor. In addition, certain information about the shareholder giving the notice must be included.

                                   PROPOSAL 1

                           ELECTION OF TRUST MANAGERS

          The number of Trust Managers comprising the Board is currently nine, divided into three classes. Each class is elected to serve a three-year term, and classes are elected on a staggered basis. The three Trust Managers who are nominated for election by the Shareholders at the Annual Meeting are J. Joseph Garrahy, Joseph R. LaBrosse and Gerald A. McNamara. Three Trust Managers, Damon
D. Navarro, Harold V. Gorman and J. Timothy Morris, have been elected to hold office until the Annual Meeting of Shareholders to be held in 2000 and three Trust Managers, Keith W. Munsell, Edmund F. Navarro and James F. Twaddell, have been elected to hold office until the Annual Meeting of Shareholders to be held in 2001.

          The affirmative vote of the holders of a plurality of the Common Shares voted at the Annual Meeting in person or by proxy is required for the election of each nominee for Trust Manager. Unless otherwise specified therein, any proxy received will be voted FOR the election of the listed nominees.

          The nominees for Trust Manager and the continuing Trust Managers, their present principal occupation or employment as of April 15, 1999, and other positions held during the past five years are set forth below.

NOMINEES FOR ELECTION AS TRUST MANAGERS TO SERVE UNTIL THE 2002 ANNUAL MEETING:

          J. JOSEPH GARRAHY, age 68, has been a Trust Manager of Grove since its formation in June 1994. Mr. Garrahy has served as President of J. Joseph Garrahy & Associates, Inc., in Providence, Rhode Island, a business consulting firm, since its formation in 1990. Mr.

Garrahy began his career in public service in 1962 as a Rhode Island State Senator. In 1968, he was elected Lieutenant Governor of the State of Rhode Island, where he served four two-year terms. In 1976, Mr. Garrahy was elected Governor of the State, and was re-elected to that office in 1978, 1980 and 1982. He served as Chairman of the National Governors' Association's Subcommittee on Health Policy in 1977 and the National Governors' Association's Human Services Committee and as Chairman of the Coalition of Northeast Governors' Committee on Transportation. Mr. Garrahy was a Senior Vice President with the merchant banking firm of G. William Miller & Company, Inc. of Washington, D.C., from 1985 to 1990. He is a Director of the Providence and Worcester Railroad Company. Mr. Garrahy attended the University of Buffalo and the University of Rhode Island.

          JOSEPH R. LABROSSE, age 36, has been the Chief Financial Officer, Secretary and Treasurer as well as a Trust Manager of Grove since its formation in June 1994. Prior to March 1997, Mr. LaBrosse was Chief Financial Officer of the Grove Companies since 1988. He is responsible for financing, loan portfolio management, financial reporting, tax planning, cash management, strategic budgeting and planning. Prior to joining the Company's predecessor in 1988, Mr. LaBrosse was a real estate tax consultant at Arthur Andersen & Co. in Hartford, Connecticut. He is a magna cum laude graduate of the University of Connecticut with a degree in Accounting. He is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Real Estate Finance Association.

          GERALD A. MCNAMARA, age 59, has been the Executive Vice President - Marketing and Strategic Planning of the Company since 1997 and was Vice President - Marketing and Investor Relations of the Company from its formation in June 1994 to 1997. Mr. McNamara has been a principal of the Company and its predecessor since 1982 and a Trust Manager of the Company since November 1998. Mr. McNamara is responsible for public relations and strategic planning. Prior to joining the Company, Mr. McNamara was Senior Vice President of Heublein International responsible for its food and beverage operations overseas. Mr. McNamara is a graduate of Trinity College with a degree in History and Economics.

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR TRUST MANAGER.
--------------------------------------------------------------------------------

CONTINUING TRUST MANAGERS SERVING UNTIL THE 2000 ANNUAL MEETING:

          J. TIMOTHY MORRIS, age 32, has been a Trust Manager of Grove since March 1999. Mr. Morris joined Morgan Stanley Dean Witter & Co. in 1988, and is currently a Principal for the Firm's real estate direct investment activities, where he is responsible for the Morgan Stanley Real Estate Special Situations Program. He has recently relocated to New York from Hong Kong, where he was in charge of Morgan Stanley Dean Witter's Non-

Japan Asia real estate activities, which included both agency and direct investment initiatives. He has spent the last eleven years working in New York and Hong Kong, where he has assisted several corporate financial clients access to the international debt and equity capital markets. He has executed principal investments on behalf of Morgan Stanley Dean Witter & Co. He received his B.S. in Finance from Indiana University in May of 1988.

          HAROLD V. GORMAN, age 55, has been a Trust Manager of Grove since its formation in June 1994. From 1968 to 1993, Mr. Gorman served as Vice President and Assistant General Counsel of IDV North America. From 1993 to 1995, he served as Vice President/General Counsel to the Paddington Corporation. From 1995 to 1999, he served as Vice-President and Regulatory Counsel of Heublein, Inc., located in Hartford, Connecticut. Since [January] 1999, he has been Vice President and General Counsel of Allied Domecq, PLC. He received his B.A. from Wesleyan University in 1965 and his J.D. from the University of Connecticut Law School. Mr. Gorman is a member of the Connecticut Bar Association, the American Bar Association and the Board of Directors of the Connecticut Arthritis Foundation.

          DAMON D. NAVARRO, age 45, has been the Chairman of the Board, President and Chief Executive Officer of Grove since its formation in June 1994. Mr. Navarro co-founded the Company's predecessor in 1980 and is responsible for new business development and strategic planning. Mr. Navarro is a graduate of the University of Rhode Island with a degree in Finance.

CONTINUING TRUST MANAGERS SERVING UNTIL THE 2001 ANNUAL MEETING:

          KEITH W. MUNSELL, age 51, has been a Trust Manager of Grove since November 1998. Mr. Munsell is a real estate professional with 22 years of experience in construction and management of residential and commercial property. He is the Chief Operating Officer and Executive Vice President of the McNeil Real Estate Group, Inc. of Dedham, Massachusetts. Mr. Munsell is also a faculty member of the school of Management at Boston University. He received a BSCE from Rutgers University in June 1969, with a major in civil engineering and a MBA from Boston University in May 1971.

          EDMUND F. NAVARRO, age 38, has been a Trust Manager of Grove since April 1997 and Chief Operating Officer of the Company since 1997. From its formation in 1994 to 1997, Mr. Navarro was Vice President--Property Management of Grove. Prior to the March 1997 acquisition by the Company of the property management and related liabilities of Grove Property Services Limited Partnership ("GPS") and of properties formerly controlled by affiliates of the Company's executive officers (collectively, the "Grove Companies"), Edmund Navarro was President of GPS since 1983. He is responsible for the management of the properties owned by Grove, marketing and supervision of construction projects and had similar responsibilities for the Grove Companies. Prior to his employment with the Grove Companies, Mr. Navarro was a Media Marketing Planner with

Vitt Median International in New York City. Mr. Navarro is a graduate of the University of Rhode Island with a degree in Marketing.

          JAMES F. TWADDELL, age 58, has been a Trust Manager of Grove since June 1994. He has been a member of the Investment Banking Group of Schneider Securities, Inc., Providence, Rhode Island, since 1995. From 1974 to 1995, Mr. Twaddell served as Chairman of Barclay Investments, Inc., a member firm of the National Association of Securities Dealers, Inc. ("NASD"). Mr. Twaddell also served as Chairman of the Regional Investment Bankers Association, a 125-member cooperative association of regional investment bankers and broker dealers conducting business throughout the United States, from 1993 to 1994. For the 1993 - 1995 term, he served on both the NASD District 11 Committee and the District Business Conduct Committee. He has served as Chairman of the Board of First Mutual Fund, a publicly traded mutual fund, since 1979. Mr. Twaddell received his B.A. degree from Brown University in 1961.

EXECUTIVE OFFICERS

          Each executive officer holds office at the pleasure of the Board, subject to the Employment Agreements described below. The executive officers of Grove (the "Executive Officers") and their positions and offices with Grove as of the date hereof are set forth below:


       Name                Age              Positions and Offices Held
       ----                ---              --------------------------
Damon D. Navarro           45        Chairman of the Board, President, and Chief
                                     Executive Officer
Joseph R. LaBrosse         36        Chief   Financial  Officer,  Secretary  and
                                     Treasurer
Edmund F. Navarro          38        Chief Operating Officer

Munawar A. Cheema          33        Chief Investment Officer

Brian A. Navarro           44        Executive Vice President - Acquisitions

Gerald A. McNamara         59        Executive Vice  president -  Marketing  and
                                     Strategic Planning

          Information as to the recent business experience of Damon Navarro, Joseph LaBrosse, Edmund Navarro and Gerald McNamara is included above.

          MUNAWAR A. CHEEMA, joined the Company in 1996 and serves as its Chief Investment Officer. His responsibilities include negotiating acquisition and disposition transactions and structuring financing for such transactions. Prior to joining the Company, Mr. Cheema was an Associate Vice President with Citicorp's commercial mortgage backed securities business. He graduated from Columbia University in 1989 and received an M.S. in electrical engineering from Columbia's Center for Telecommunications in 1991.

          BRIAN A. NAVARRO, has been Executive Vice President - Acquisitions of the Company since 1997 and was Vice President - Acquisitions of the Company from its formation in June 1994 to 1997. Mr. Navarro is responsible for the acquisition and disposition of properties for the Company. Prior to co-founding the Company's predecessor in 1980, Brian Navarro acquired, renovated and resold over 30 residential properties in the Hartford, Connecticut, Springfield, Massachusetts, and Westerly, Rhode Island, markets. Mr. Navarro is a graduate of the University of Connecticut with a degree in Finance and a concentration in real estate.

          Damon, Brian and Edmund Navarro are brothers. No family relationship exists among any of the other Trust Managers or Executive Officers of Grove. No arrangement or understanding exists between any Trust Manager or Executive Officer and any other person pursuant to which any Trust Manager or Executive Officer was elected as a Trust Manager or Executive Officer. Subject to the provisions of their respective Employment Agreements, Executive Officers of the Company are elected by and serve at the discretion of the Board.

INDEBTEDNESS OF MANAGEMENT

          Beginning in November 1998, the Company extended credit to Mr. Cheema in order to facilitate certain purchases of Common Shares by Mr. Cheema. The loans to Mr. Cheema bear interest at LIBOR plus 1.6% and are evidenced by a promissory note, dated as of November 30, 1998, pursuant to which any dividends paid on the Common Shares purchased by Mr. Cheema shall be applied to the payment of interest on such promissory note.

          A revolving credit facility (the "Facility") has been established with BankBoston, N.A. ("BankBoston") pursuant to which BankBoston will make unsecured loans to each of the Executive Officers (other than Munawar Cheema) of up to an aggregate principal amount not to exceed $2,150,000 for each participating Executive Officer. The Company has guaranteed the obligations of the Executive Officers (other than Munawar Cheema) under the Facility and participating Executive Officers have agreed that all loan proceeds will be used to purchase Common Shares. As of March 31, 1999, the following Executive Officers had aggregate principal balances outstanding under the Facility as follows: Damon Navarro $2,052,470, Edmund Navarro $2,052,218, Brian Navarro $1,783,812, Joseph LaBrosse $1,050,542, and Gerald McNamara $330,218.

SECURITY OWNERSHIP OF TRUST MANAGERS AND EXECUTIVE OFFICERS

          The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Shares by each Trust Manager and Executive Officer of Grove named in the Summary Compensation Table below (the "Named Executive Officers"), and by all Trust Managers and Named Executive Officers of Grove as a group. Each person named in the table has the sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

                                                    NUMBER OF     PERCENTAGE OF
NAME AND ADDRESS OF                                  COMMON          COMMON
BENEFICIAL OWNER(1)                                  SHARES          SHARES
Damon D. Navarro..............................      720,776(2)        8.0%

Joseph R. LaBrosse............................      255,984(3)        3.0%

Edmund F. Navarro.............................      654,904(4)        7.3%

J. Timothy Morris.............................    1,700,766(5)       20.0%

James F. Twaddell.............................       65,716(6)         *

Harold V. Gorman..............................       14,725(7)         *

J. Joseph Garrahy.............................       16,725(8)         *

Brian A. Navarro..............................      675,206(9)        7.5%

Gerald A. McNamara............................      119,858(10)       1.4%

Keith W. Munsell................................          -            *

Munawar A. Cheema.............................       42,372(11)        *

Trust Managers and Named Executive
Officers as a Group (11 Persons)..............    4,267,032(12)      41.5%


--------------------
*   Less than 1%

(1) Each person listed has a business address c/o the Company, 598 Asylum Avenue, Hartford, Connecticut 06105.
(2) Includes 331,337 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 135,308 Common Shares which could be acquired within 60 days upon exercise of options.
(3) Includes 76,833 Common Shares which might be acquired by Mr. LaBrosse upon redemption of an equal number of Common Units and 57,422 Common Shares which could be acquired within 60 days upon exercise of options.
(4) Includes 280,357 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 133,909 Common Shares which could be acquired within 60 days upon exercise of options.
(5) Represents the Common Shares which are owned by entities managed by Morgan Stanley or an affiliate of Morgan Stanley as to which Mr. Morris has shared voting and investment power.
(6) Includes 22,442 and 14,725 Common Shares which could be acquired by Mr. Twaddell within 60 days upon exercise of warrants and options, respectively.
(7) Common Shares which could be acquired by Mr. Gorman within 60 days upon exercise of options.
(8) Includes 14,331 Common Shares which could be acquired by Mr. Garrahy within 60 days upon exercise of options.
(9) Includes 322,784 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 133,909 Common Shares which could be acquired within 60 days upon exercise of options.
(10) Includes 40,750 Common Shares which might be acquired by Mr. McNamara upon redemption of an equal number of Common Units and 39,436 Common Shares which could be acquired within 60 days upon exercise of options.
(11) Includes 8,333 Common Shares which could be acquired by Mr. Cheema within 60 days upon exercise of options.
(12) Includes 1,053,062 Common Shares which might be acquired upon redemption of an equal number of Common Units and 22,442 and 562,098 Common Shares which could be acquired within 60 days upon exercise of warrants and options, respectively.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Set forth below is a table indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of the Common Shares. Except where otherwise indicated, the following information is based on reports filed with the Company and the Securities and Exchange Commission as of December 31, 1998.

                                                COMMON SHARES
         NAME AND BUSINESS ADDRESS              BENEFICIALLY      PERCENT OF
            OF BENEFICIAL OWNER                     OWNED        COMMON SHARES
------------------------------------------      -------------  -----------------

MORGAN STANLEY GROUP, INC.                       1,700,766(1)        20.0%
1221 Avenue of the Americas
22nd Floor
New York, NY 10020


OREGON PUBLIC EMPLOYEES' RETIREMENT                859,129(2)        10.1%
FUND, BY ABKB/LASALLE SECURITIES LIMITED,
AS AGENT FOR OREGON PUBLIC EMPLOYEES'
RETIREMENT FUND
100 East Pratt Street, 20th Floor
Baltimore, MD 21202

WELLINGTON MANAGEMENT COMPANY, LLP                 683,300(3)         8.0%
75 State Street
Boston, MA 02109

DAMON D. NAVARRO                                   720,776(4)         8.0%
c/o Grove Property Trust
598 Asylum Avenue
Hartford, CT 06105

BRIAN D. NAVARRO                                   675,206(5)         7.5%
c/o Grove Property Trust
598 Asylum Avenue
Hartford, CT 06105

EDMUND F. NAVARRO                                  654,904(6)         7.3%
c/o Grove Property Trust
598 Asylum Avenue
Hartford, CT 06105


-------------

(1) Morgan Stanley Group, Inc. has advised that with respect to such shares it has sole voting and dispositive power for all shares.

(2) ABKB/LaSalle Securities Limited has advised that with respect to such shares it has (i) sole voting and dispositive power for 46,000 shares and
     (ii) shared voting and dispositive power for 813,129 shares.

(3) Wellington Management Company, LLP has advised that with respect to such shares it has (i) sole voting and dispositive power for no shares, (ii) shared voting power for 473,400 shares and (iii) shared dispositive power for 683,300 shares.

(4) Common Shares beneficially owned as of March 31, 1999. Includes 331,337 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 135,308 Common Shares which could be acquired within 60 days upon exercise of options.

(5) Common Shares beneficially owned as of March 31, 1999. Includes 322,784 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 133,909 Common Shares which could be acquired within 60 days upon exercise of options.

(6) Common Shares beneficially owned as of March 31, 1999. Includes 280,357 Common Shares which might be acquired by Mr. Navarro upon redemption of an equal number of Common Units and 133,909 Common Shares which could be acquired within 60 days upon exercise of options.

BOARD MEETINGS

          The Board held five meetings during 1998. The Board also took action two times during the year by consent action. Management also confers frequently with the Trust Managers on an informal basis to discuss Grove's affairs.

BOARD COMMITTEES

          The Board has established an Audit Committee, an Acquisition and Investment Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the entire Board performs the usual functions of such committee.

          Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Gorman and Garrahy. The Audit Committee met once during 1998.

          Acquisition and Investment Committee. The Acquisition and Investment Committee has the authority to acquire, dispose of and finance investments for the Company (including the direct or indirect purchase or sale by the Company of real estate properties or interests in real estate properties) and to execute contracts and agreements, including those related to the borrowing of money by the Company or the purchase or sale by the Company of direct or indirect interests in real properties, and generally to exercise all other powers of the Trust Managers except those which require action by all Trust Managers or the Independent Trust Managers under the Charter or Bylaws or under applicable law. The current members of the Acquisition and Investment Committee are Messrs. Garrahy and E. Navarro. The Acquisition and Investment Committee met five times during 1998.

          Compensation Committee. The Compensation Committee has the authority to determine compensation for the Company's Executive Officers and to administer the 1994 Share Option Plan (the "1994 Plan") and the 1996 Share Incentive Plan (the "1996 Plan"). The Compensation Committee has the authority to grant share options in accordance with the 1994 Plan to the Trust Managers, Executive Officers, other key employees of the Company and consultants and to grant share options and share appreciation rights to the

Trust Managers, Executive Officers, other key employees and consultants of the Company in accordance with the 1996 Plan. The current members of the Compensation Committee are Messrs. Garrahy and Gorman. The Compensation Committee met two times during 1998.

COMPENSATION OF TRUST MANAGERS

          Currently, the Company pays the non-employee Trust Managers a fee of $1,000 for attending each meeting of the Board. Trust Managers who are employees of the Company are not paid any trust manager fees. In addition, the Company reimburses the Trust Managers for travel expenses incurred in connection with their activities on behalf of the Company.

          The 1996 Plan provides that each Non-Employee Trust Manager (as defined in the 1996 Plan) who is first elected or appointed after the 1996 Annual Meeting of Shareholders receives an automatic initial grant of a nonqualified stock option to purchase 10,000 Common Shares. In addition, promptly following the date of each annual meeting of shareholders, each Non-Employee Trust Manager elected by the shareholders will receive an additional automatic grant of an option to purchase 5,000 Common Shares; provided, however, that no Non-Employee Trust Manager will receive more than one such automatic grant in any calendar year. The exercise price for options granted to Non-Employee Trust Managers under the 1996 Plan is 100% of the fair market value of the Common Shares on the date of grant. Each such option will expire ten years from the grant date (subject to earlier termination).

          Non-Employee Trust Managers who assist the Company in locating acquisitions which are consummated receive a finder's fee of 0.2% of the acquisition purchase price plus an additional 0.1% if they participate in the negotiations. During 1998, the Company paid Mr. Garrahy an aggregate finder's fee of $100,000 for his assistance in locating and negotiating the acquisition of three investment properties.

EXECUTIVE COMPENSATION

          The following tables set forth information concerning compensation paid and share options granted to the Company's Named Executive Officers for the years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                             Annual Compensation                   Long Term Compensation
                -----------------------------------------------  --------------------------
                                             Bonus                        Awards
                                   ----------------------------  --------------------------

    Name and                                                       Restricted
    Principal                                        Stock           Stock       Options/
    Position       Year    Salary     Regular     Purchase(1)      Awards(2)       SARs
    --------       ----    ------     -------     -----------      ---------       ----
Damon D.           1998  $100,000      none         $99,961        $143,922(3)      none
Navarro/Chief      1997    34,839      none           none             none      177,133
Executive          1996      none      none           none             none       12,048(4)
Officer

Joseph R.          1998  $100,000      none         $60,147        $107,996(3)    50,000
LaBrosse/Chief     1997    38,512      none           none             none      101,601
Financial Officer  1996      none      none           none             none        4,016(4)

Edmund F.          1998  $100,000      none         $99,898        $143,992(3)      none
Navarro/Chief      1997    34,839      none           none             none      177,133
Operating Officer  1996      none      none           none             none       12,048(4)

Brian A.           1998  $100,000      none         $76,436        $143,992(3)      none
Navarro/           1997    35,331      none           none             none      177,133
Executive  Vice    1996      none      none           none             none       12,048(4)
President

Munawar A.         1998   $98,217   $50,000         $16,688         $29,992(3)    50,000
Cheema/ Chief      1997       292      none           none             none       25,000
Investment         1996      none      none           none             none         none
Officer

-------------

(1) The proceeds of these bonus amounts, after payment of applicable income taxes, were applied by the receipients to the repayment of loans incurred in connection with the acquisition by such receipients of Common Shares of the Company.

(2) Dollar amount shown equals the number of shares of restricted stock granted multiplied by the stock price on the date of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares.

(3) The shares vest over a period of five years and are subject to forfeiture if the executive officer's employment with the Company is terminated at any time in the four year period following the date of grant, except if such termination is "without cause" or due to a "change in control" of the Company.

(4) The number of Common Shares underlying such options has been adjusted to give effect to the stock split and stock dividend paid by the Company in March 1997 (the "Stock Split"), as provided in the 1994 Plan.

                  OPTIONS GRANTED DURING THE YEAR ENDED DECEMBER 31, 1998

                                       Individual Grants
                      ---------------------------------------------------
                                                                               Potential
                                                                            Realizable Value
                                                                               at Assumed
                                       % of Total                           Annual Rates of
                       Number of        Options                               Stock Price
                       Securities      Granted to    Exercise               Appreciation for
                       Underlying      Employees     or Base                  Option Term
                        Options          During       Price    Expiration   -----------------
     Name              Granted (#)        Year      ($/Share)     Date       5%($)    10%($)
     ----              -----------        ----      ---------     ----       -----    ------

Damon Navarro              None

Joseph LaBrosse          50,000           45%         10.25     11/05/08    322,308   816,793

Brian Navarro              None

Edmund Navarro             None

Munawar Cheema           50,000           45%         10.25     11/05/08    322,308   816,793


                         AGGREGATED OPTION/SAR EXERCISES IN LAST
                           YEAR AND YEAR-END OPTION/SAR VALUES

                                                                       Value of Unexercised
                       Shares                   Number of Securities        In-the-Money
                      Acquired                Underlying Unexercised     Options at FY-End
                         on       Value          Options at FY-End        ($) Exercisable/
    Name              Exercise   Realized    Exercisable/Unexercisable     Unexercisable
    ----              --------   --------    -------------------------     -------------

Damon Navarro             0          0             97,808/109,605         171,196/139,577
Joseph LaBrosse           0          0             44,922/114,906         64,774/145,641
Brian Navarro             0          0             96,409/109,605         167,934/139,577
Edmund Navarro            0          0             96,409/109,605         167,934/139,577
Munawar Cheema            0          0              8,333/66,667           7,083/89,167


EMPLOYMENT AGREEMENTS

          Grove has entered into an employment agreement with each Named Executive Officer (other than Munawar Cheema) (the "Employment Agreements"). The annual base salary for each Executive Officer who is a party to an Employment Agreement is $100,000.

          The Employment Agreements provide that the Executive Officers shall devote a substantial part of their business time to the operations of Grove. The Employment Agreements establish the base salaries set forth above and provide for an initial three-year term for each of the Executive Officers (other than Munawar Cheema). The term of each Employment Agreement is automatically extended for an additional year upon expiration of the initial term and any extension period unless either Grove or the Executive Officer (other than Munawar Cheema) provides the other with at least 120 days' prior written notice that such term will not be extended. If the Employment Agreements are terminated by Grove "without cause" or are terminated by the Executive Officer (other than Munawar Cheema) after a "change in control" or for "good reason" (as defined therein), such Executive Officer will be entitled to a lump sum payment equal to 200 percent of such Executive Officer's annual base salary plus an amount equal to the aggregate value of all bonuses, whether cash, stock, options, or otherwise, granted to such Executive Officer for the previous year.

          During 1998, in order to facilitate the acquisition of Common Shares by the Named Executive Officers, the Company approved a three y ear bonus program which, subject to the financial and other results of the Company, would provide, on an after tax basis, all or a substantial portion of the amounts used by the Named Executive Officers in purchasing the Company's Common Shares. Under the terms of such three-year bonus program, in the event that any Named Executive Officer is terminated as a direct result of a Change in Control (as defined in the 1996 Plan), the bonuses payable to such named Executive Officer shall become payable in a lump sum as of the date of such Named Executive Officer's termination.

NON-COMPETITION AGREEMENTS

          Grove has entered into a non-competition agreement with each Named Executive Officer (other than Munawar Cheema) (the "Non-Competition Agreements"). The Non-Competition Agreement of each Named Executive Officer (other than Munawar Cheema) precludes him from directly or indirectly developing, redeveloping, acquiring, managing or operating multi-family or retail mixed-use properties, other than certain properties set forth in the Non-Competition Agreements, which compete with properties owned by Grove or with properties acquired by Grove in the future for so long as he is an Executive Officer, Trust Manager, significant Shareholder (5% or more of the outstanding Common Shares) or employee of, or consultant to, Grove, and for a period of twenty-four months after termination thereof other than in the event of termination of his employment by Grove without cause or by such Executive Officer in the event of a "change in control" or "for good reason" (as defined therein). Except for the Executive Officers (other than Munawar Cheema), no other Trust Manager had an interest in any of the Grove Companies and will not be bound by the Non-Competition Agreements.

                      REPORT OF THE COMPENSATION COMMITTEE

          The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who contribute to the Company's growth. The Compensation Committee of the Board is currently composed of two Independent Trust Managers. The Compensation Committee is responsible for setting base salaries for the Named Executive Officers. For each of the Named Executive Officers other than Munawar Cheema, base salaries are currently fixed by the Employment Agreements between the Company and each of these Named Executive Officers, including the Chief Executive Officer. Mr. Cheema's base salary was fixed by the Chief Executive Officer prior to Mr. Cheema's becoming a Named Executive Officer in late 1998. Adjustments to Mr. Cheema's base salary in the future will be determined by the Compensation Committee. The Compensation Committee also determines awards under, and administers, the 1994 Plan and the 1996 Plan.

          During 1997, the Compensation Committee approved the salaries paid to the Named Executive Officers other than Mr. Cheema under Employment Agreements which became effective upon completion of the Consolidation Transactions. Prior to March 1997, the Company did not pay cash compensation to the Named Executive Officers. The salaries of $50,000 per year payable to Messrs. D. Navarro, LaBrosse, E. Navarro and B. Navarro reflected the Compensation Committee's evaluation of the expense which the Company could reasonably bear at that time and took into consideration the substantially expanded role of the Named Executive Officers following consummation of the Consolidation Transactions.

          In connection with the completion of the Company's underwritten public offering in November 1997, the Compensation Committee approved amendments to the Employment Agreements with the Named Executive Officers (other than Mr. Cheema) increasing the base salary of each to $100,000 per year. The Compensation Committee believed that this adjustment was appropriate to reflect more accurately the contributions of the Named Executive Officers to the Company as the Company continued to grow. The Compensation Committee also concluded, based on a review of base salaries in the Company's industry, that increased base salaries for the Named Executive Officers (other than Mr. Cheema) would be necessary for the Company to remain competitive in attracting and retaining talented executives.

          The Compensation Committee also believes that the granting of stock options to the Named Executive Officers, including the Chief Executive Officer, or otherwise facilitating their increased ownership of Common Shares of the Company, benefits the Company's shareholders generally by tying a significant portion of an Executive Officer's long-term compensation and economic success to the market value of the Company's Common Shares and, therefore, to the interests of its shareholders. After consultation with independent compensation consultants, the Compensation Committee concluded that a significant increase in compensation for the Named Executive Officers for 1998 was appropriate, taking into account such factors as the success of the Company's acquisition program which resulted in more than doubling the assets of the Company between January 1, 1998 and December 31, 1988 and the financial performance of the Company for 1998.

          During 1998, the Compensation Committee (or the Compensation Committee together with the Board of Trust Managers) approved various transactions designed not only to provide compensation to the Named Executive Officers but also to increase their equity interest in the Company. These actions included the grant of restricted stock awards under the 1996 Plan, the grant of options under the 1996 Plan and the private sale of Common Shares to the Named Executive Officers. To facilitate the acquisition of Common Shares by the Named Executive Officers either directly from the Company or in open market purchases, the Compensation Committee approved a three-year bonus program which, subject to the financial and other results of the Company, would provide on an after-tax basis all or a substantial portion of the amounts used by the Named Executive Officers in purchasing the Company's Common Shares. The amounts used by the Named Executive Officers in acquiring shares were either borrowed by the Named Executive Officers from a bank with the borrowings guaranteed by the Company or borrowed from the Company.

          The Compensation Committee intends to continue its review of the compensation of the Named Executive Officers and will make such modification in its approach to executive compensation as it determines to be appropriate in light of the Company's financial performance, changes in the size of the Company, the performance of its officers and executive compensation practices of its peer group.

                                               EXECUTIVE COMPENSATION COMMITTEE

                                               J. Joseph Garrahy
                                               Harold V. Gorman

                                PERFORMANCE GRAPH

          The line graph below sets forth the cumulative total shareholder return on the Common Shares as compared with the cumulative total return of the American Stock Exchange ("AMEX") Market Value Index and the NAREIT Equity REIT Index-Apartments, in each case (i) for the five years ended on December 31, 1998, and (ii) assuming that $100 was invested on June 30, 1994 and that all dividends were reinvested.



                             6/30/94    1994     1995     1996     1997    1998
                             -------    ----     ----     ----     ----    ----
Grove Property Trust         $100.00    82.49    84.92   105.91   156.19  187.42

NAREIT Equity REIT Index -
  Apartments                  100.00   100.79   113.15   145.89   169.28  154.43

AMEX Market Value Index       100.00   102.26   129.28   137.54   161.43  162.47

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board has appointed the firm of Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 1999. Ernst & Young LLP served as the Company's independent public accountants for the year ended December 31, 1998. A proposal to ratify this appointment is being presented to the Shareholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

--------------------------------------------------------------------------------
      THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                 COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.
--------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires that Grove's Executive Officers and Trust Managers, and persons who own more than ten percent of a registered class of Grove's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Trust Managers, Executive Officers and greater-than-ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish Grove with copies of all Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Grove believes that all Section 16(a) filings required to be filed in respect of 1998 by its Executive Officers, Trust Managers and greater-than-ten-percent beneficial owners were timely made.

                              SHAREHOLDER PROPOSALS

          Proposals of Shareholders intended to be present at the Annual Meeting of Shareholders to be held in 2000 must be received by the Secretary of Grove at Grove's principal executive office no later than January 5, 2000, for inclusion in Grove's proxy statement and form of proxy relating to that meeting.

                         FINANCIAL AND OTHER INFORMATION

          Grove's Annual Report for the year ended December 31, 1998, including financial statements, is being concurrently sent to the Shareholders. The Annual Report is not a part of the proxy solicitation materials.

                            EXPENSES OF SOLICITATION

          The cost of soliciting proxies will be borne by Grove. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and Grove will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by Trust Managers, Executive Officers and regular employees of Grove, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, Shareholders or their personal representatives. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a fee estimated to be $4,500.

                                  OTHER MATTERS

          The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy intend to vote the proxies in accordance with their best judgment.

                                   DETACH HERE

|X|  Please mark
     votes as in
     this example.

This proxy is solicited by the Board of Trust Managers and may be revoked prior to exercise. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

    1.  Election  of three Trust  Managers,  each to           2.  The  ratification    [ ]     [ ]     [ ]
    serve until the annual  meeting of the Company's           of  the   appointment
    shareholders to be held in 2002.                           of Ernst & Young  LLP
                                                               as   the    Company's
                                                               independent    public
    NOMINEES:  J. Joseph Garrahy,                              accountants  for  the
               Joseph R. LaBrosse, and                         year ending  December
               Gerald A. McNamara                              31, 1999.

                     FOR          WITHHELD

                     [ ]            [ ]


        [ ]
               ------------------------
                  For all nominees
                except as noted above


                                                               3. Other Business:

                                                               In their discretion, the proxies are authorized
                                                               to  vote  upon  such  other   business  as  may
                                                               properly  be brought  before the  meeting.  The
                                                               Board of Trust  Managers at present knows of no
                                                               other formal  business to be brought before the
                                                               meeting.


                                                                MARK HERE FOR           MARK HERE IF YOU
                                                               ADDRESS CHANGE    [ ]     PLAN TO ATTEND    [ ]
                                                               AND NOTE AT LEFT           THE MEETING




 Signature                             Date            Signature                                Date
           --------------------------       ---------            -----------------------------       ---------


                                   DETACH HERE



                              GROVE PROPERTY TRUST



          The undersigned hereby appoints Damon D. Navarro and Joseph R. P LaBrosse, and each of them, as proxies, with full power of substitution in R each, to vote the shares of Grove Property Trust (the "Company") of the O undersigned at the Annual Meeting of the Shareholders to be held on Friday, X June 18, 1999 at 11:00 a.m. at The Hartford Club, 46 Prospect Street, Y Hartford, Connecticut 06103 and any adjournment thereof as specified on the reverse side.


















                                                                ----------------
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                                                                      SIDE
                                                                ----------------